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                                  EXHIBIT 23.2



HERMAN MOSKOWITZ, C.P.A., P.A.
--------------------------------------------------------------------------------
CERTIFIED PUBLIC ACCOUNTANT                                  450 NORTH PARK ROAD
                                                                       SUITE 710
                                                             HOLLYWOOD, FL 33021
                                                                TEL 305-983-6500
                                                                FAX 305-983-6155





                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statements of Vivra Incorporated on Post-Effective Amendment No. 1 to Form S-4 (File No. (33-85736) dated March 21, 1995, Form S-8 (File No. 33-60513) dated June 23,
1995, Form S-8 (File No. 33-98246) dated August 17, 1994, and Amendment No. 1 to Form S3 (File No. 33-80030) dated June 20, 1994, of our report dated November 28, 1995, on our audit of the financial statements of OB-GYN NET, INC. as of and for the year ended December 31, 1994 included in the Form 8-K of VIVRA Incorporated filed with the Securities and Exchange Commission.




                               HERMAN MOSKOWITZ, C.P.A., P.A.



Herman Moskowitz, C.P.A., P.A.
450 North Park Road, Suite 710
Hollywood, Florida 33021

November 28, 1995